UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (date of earliest event reported): May 5, 2006 (May 1, 2006)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

John Holaday, a director of Rexahn Pharmaceuticals, Inc. (the "Company") resigned from the Board of Directors effective May 1, 2006. Under the Company's Stock Option Plan (the "Plan"), a director whose service as a member of the Board of Directors terminates may exercise any vested options for a period of 30 days after termination of service. In recognition of Dr. Holaday's service as a director of the Company, the Board of Directors determined to accelerate the vesting and extend the exercise period of Dr. Holaday's options as described below.

The Company and Dr. Holaday entered into an Extension of Stock Option Agreements dated May 2, 2006 modifying the outstanding stock options granted to Dr. Holaday under the Plan such that upon the effectiveness of his resignation as a director, all of Dr. Holaday's stock options became fully vested and exercisable until 10 years from the respective dates of grant of the options.

The above description is qualified in its entirety by reference to the full text of the Extension of Stock Option Agreements, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2006, Inok Ahn and John Holaday both resigned, effective immediately, as members of the Board of Directors of the Company.

On May 1, 2006, the Board of Directors of the Company elected Charles Beever, Kwang Soo Cheong and Y. Michele Kang to fill the vacancies created by the resignations and an existing vacancy created by an earlier director resignation.

There is no arrangement or understanding between the new directors and any other persons pursuant to which they were elected as directors of the Company.

In connection with the election of the new directors, the Board of Directors also established three committees of the Board and named the following directors to serve on those committees:

Audit Committee

Kwang Soo Cheong (Chair), Charles Beever and Michele Kang

Nominating and Corporate Governance Committee

Michele Kang (Chair), David McIntosh and Young Soon Park

Compensation Committee

David McIntosh (Chair), Charles Beever and Kwang Soo Cheong

Mr. Beever has been a partner and Vice President of Booz·Allen & Hamilton, Inc. since October 1993, and served as staff member and Engagement Manager at Booz·Allen Hamilton from January 1984 to October 2003. Prior to joining Booz·Allen Hamilton, Mr. Beever served as Plant Production Manager from October 1981 to January 1984, Industrial Engineering Manager from June 1979 to October 1981 and Production Supervisor from July 1978 to June 1979 at McGraw-Edison Company. Mr. Beever holds a B.A. in Economics from Haverford College, where he was elected to Phi Beta Kappa, and an M.B.A. from the Harvard Graduate School of Business Administration.

Dr. Cheong has served as Assistant Professor in the Department of Finance since 2001 and the Interim Department Chair and Director of Finance Programs during November 2005 at Johns Hopkins University. Dr. Cheong served as Assistant Professor at the University of Hawaii from 1994 to 2001. During the summer of 1995, Dr. Cheong was a Visiting Fellow in the Taxation and Welfare Division in the Korea Development Institute. From 1993 to 1994, Dr. Cheong was a lecturer at the Stanford University Department of Economics. Dr. Cheong holds a B.A. in Economics and an M.A. in Economics from Seoul National University, and a Ph.D. in Economics from Stanford University.

Ms. Kang has served as Vice President and General Manager of Northrop Grumman Information Technology’s Health Solutions division since 2003; Vice President and Deputy General Manager, Global Information Technology of Northrop Grumman Mission Systems from 2001 to 2003; and Vice President, e-Business of Northrop Grumman Mission Systems from 2000 to 2001. She is a member of the eHealth Initiative Leadership Council and a member of the steering committee of Connecting for Health. Prior to joining Northrop Grumman, Ms. Kang was a partner in the Strategic Advisory Services group of Ernst & Young LLP. Ms. Kang received a B.A. in Economics from the University of Chicago and a Master’s degree in Public and Private Management from the Yale School of Management.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Extension of Stock Option Agreements dated May 2, 2006 by and between Rexahn Pharmaceuticals, Inc. and John Holaday.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date: May 5, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Extension of Stock Option Agreements dated May 2, 2006 by and between Rexahn Pharmaceuticals, Inc. and John Holaday.